EXHIBIT 23







                           CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Coca-Cola Enterprises Inc. Matched Employee Savings Investment Plan of our report dated January 30, 1995, with respect to the consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included and/or incorporated by reference in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                    /s/  ERNST & YOUNG LLP




Atlanta, Georgia
April 14, 1995